Exhibit 99.2

Imperva Announces Preliminary Third Quarter 2018 Financial Results

Redwood Shores, Calif. – October 10, 2018 – Imperva, Inc. (NASDAQ: IMPV), a leading global provider of best-in-class cybersecurity solutions on-premises, in the cloud, and across hybrid environments, today announced preliminary financial results for the third quarter ended September 30, 2018.

Based on preliminary financial information, Imperva currently expects to report total revenue for the third quarter of 2018 in the range of $90.0 million to $92.0 million. Imperva also expects to report billings in the third quarter of 2018 in the range of $103.0 million to $105.0 million.

Imperva expects to report non-GAAP operating income in the third quarter of 2018 in the range of $8.0 million to $10.0 million, and expects to report non-GAAP net income per share in the range of $0.20 to $0.25 using approximately 35.7 million weighted average shares, based on preliminary financial information. Preliminary non-GAAP operating income and non-GAAP net income per share results exclude stock-based compensation, amortization of purchased intangibles, acquisition-related expense, and facility exit costs. Imperva will provide detail on these excluded items when it releases full financial results for the third quarter of 2018. Imperva also expects to report that it ended the third quarter of 2018 with approximately $305 million in cash, cash equivalents, and short-term investments, and no debt on the balance sheet.

Third quarter 2018 preliminary results are subject to change based on the completion of Imperva’s normal quarter-end review process.

In addition, Imperva today announced it entered into a definitive agreement to be acquired by leading private equity technology investment firm Thoma Bravo, LLC. As a result, Imperva does not plan to host an earnings conference call to discuss financial results and the previously announced financial analyst and investor day will be cancelled.

Non-GAAP Financial Measures

Imperva reports all financial information required in accordance with U.S. generally accepted accounting principles (GAAP). To supplement Imperva’s unaudited condensed consolidated financial statements presented in accordance with GAAP, Imperva uses certain non-GAAP measures of financial performance. The presentation of these non-GAAP financial measures is not intended to be considered in isolation from, as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP, and may be different from non-GAAP financial measures used by other companies. In addition, these non-GAAP measures have limitations in that they do not reflect all of the amounts associated with the results of Imperva’s operations as determined in accordance with GAAP.

The non-GAAP financial measures used by Imperva include billings, non-GAAP operating income and non-GAAP basic and diluted income per share. These non-GAAP financial measures exclude stock-based compensation, amortization of purchased intangibles, acquisition-related expenses, and facility exit costs. Billings include the change in deferred revenue, excluding the impact of any deferred revenue balances acquired from business combination(s) during the period.

Imperva expects the change in deferred revenue for the three months ended September 30, 2018, excluding the impact of the deferred revenue balance acquired from Prevoty, to be approximately $13.0 million.

Imperva believes it is appropriate to exclude or give effect to certain items in its non-GAAP financial measures for the following reasons:

Stock-based Compensation. When evaluating the performance of its consolidated results, Imperva does not consider stock-based compensation expense. Likewise, the Imperva management team excludes stock-based compensation expense from its operating plans. In contrast, the Imperva management team is held accountable for cash-based compensation and such amounts are included in its operating plans. Further, when considering the impact of equity award grants, Imperva places a greater emphasis on overall stockholder dilution rather than the accounting charges associated with such grants.

Imperva excludes stock-based compensation expense from its non-GAAP financial measures primarily because it does not consider such expense as part of its ongoing operating results when assessing the performance of its business, and the exclusion of the expense facilitates the comparison of current period results with results from prior periods.

Amortization of Purchased Intangibles. When analyzing the operating performance of an acquired entity, Imperva’s management focuses on the total return provided by the investment (i.e., operating profit generated from the acquired entity as compared to the purchase price paid) without taking into consideration any allocations made for accounting purposes. Because the purchase price for an acquisition necessarily reflects the accounting value assigned to intangible assets (including acquired technology and goodwill), when analyzing the operating performance of an acquisition in subsequent periods, Imperva’s management excludes the GAAP impact of acquired intangible assets to its financial results. Imperva believes that such an approach is useful in understanding the long-term return provided by an acquisition and that investors benefit from a supplemental non-GAAP financial measure that excludes the accounting expense associated with acquired intangible assets.

In addition, in accordance with GAAP, Imperva generally recognizes expense for internally-developed intangible assets as they are incurred until technological feasibility is reached, notwithstanding the potential future benefit such assets may provide. Unlike internally-developed intangible assets, however, and also in accordance with GAAP, Imperva generally capitalizes the cost of acquired intangible assets and recognizes that cost as an expense over the useful lives of the assets acquired (other than goodwill, which is not amortized, as required under GAAP). As a result of their GAAP treatment, there is an inherent lack of comparability between the financial performance of internally-developed intangible assets and acquired intangible assets. Accordingly, Imperva believes it is useful to provide, as a supplement to its GAAP operating results, a non-GAAP financial measure that excludes the amortization of acquired intangibles.

Acquisition-related Expense. Imperva completed the acquisition of Prevoty during the third quarter of 2018 and also announced today that it entered into a definitive agreement to be acquired by Thoma Bravo, LLC. Imperva has incurred legal, accounting, advisory and other transaction-related expense in connection with these transaction and excluded the associated acquisition-related expenses from its non-GAAP financial measures because they are not representative of ongoing operating costs. Imperva does engage in acquisitions on a predictable cycle and the expenses from these transactions vary significantly and are unique to each transaction. Imperva records acquisition-related expense as operating expense when incurred. As a result, when they occur, these expenses affect comparability from period to period and Imperva believes that investors benefit from a supplemental non-GAAP financial measure that excludes these expenses to facilitate the comparison of current period results with the results from prior periods.

Facility Exit Costs. In September 2018, Imperva exited and subleased a portion of its facilities located in Redwood Shores, California and recorded charges in connection with the exit. These charges are not representative of ongoing costs to the business as they were part of a site consolidation plan that has been completed and is not expected to recur. As a result, these charges are being excluded to provide investors with a more comparable measure of costs associated with ongoing operations.

Billings. Imperva believes giving effect to the change in deferred revenue for the period, while excluding the impact of any deferred revenue balances acquired from business combination(s) during the period provides management and investors with important information about the health of the business particularly as sales of subscription and support services and related renewals grow.

Imperva has not provided a reconciliation of non-GAAP operating income and non-GAAP net income per share to their comparable GAAP financial measures because it could not produce the corresponding GAAP financial measures by the date of this press release without unreasonable effort. GAAP results and a detailed reconciliation of each non-GAAP financial measure to the most directly comparable GAAP financial measure will be presented in connection with Imperva’s press release reporting full financial results for the third quarter of 2018.

Forward-Looking Statements

This press release contains forward-looking statements, including those regarding Imperva’s third quarter 2018 revenue, billings, non-GAAP operating income and non-GAAP net income per share results. These forward-looking statements are subject to material risks and uncertainties that may cause actual results to differ substantially from expectations. Investors should consider important risk factors, which include that the financial results presented in this press release are preliminary and may change upon Imperva’s completion of the financial closing and quarter end review process; and the other risks detailed under the caption “Risk Factors” in our Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission, or the SEC, on August 3, 2018; and the other risks detailed in our other SEC filings. You can obtain copies of Imperva’s SEC filings on the SEC’s website at www.sec.gov.

The foregoing information represents Imperva’s outlook only as of the date of this press release, and Imperva undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, new developments or otherwise.

About Imperva

Imperva® is a leading cybersecurity company that delivers best-in-class solutions to protect data and applications – wherever they reside – on-premises, in the cloud, and across hybrid environments. The company’s Incapsula, SecureSphere, and CounterBreach product lines help organizations protect websites, applications, APIs, and databases from cyberattacks while ensuring compliance. Imperva innovates using data, analytics, and insights from our experts and our community to deliver simple, effective and enduring solutions that protect our customers from cybercriminals. Learn more at www.imperva.com, our blog, or Twitter.

© 2018 Imperva, Inc. All rights reserved. Imperva, the Imperva logo, CounterBreach, Incapsula, SecureSphere, ThreatRadar, Camouflage along with its design, and Prevoty are trademarks of Imperva, Inc. and its subsidiaries.

Additional Information and Where to Find It

In connection with Imperva’s proposed acquisition transaction, Imperva will file relevant materials with the SEC, including a preliminary and definitive proxy statement. Promptly after filing the definitive proxy statement, Imperva will mail the definitive proxy statement and a proxy card to Imperva’s stockholders. These documents, as they may be amended or supplemented from time to time, will contain important information about the proposed transaction and Imperva stockholders are urged to read them carefully when they become available. Imperva stockholders will be able to obtain copies of the definitive proxy statement, the preliminary proxy statement and other relevant materials in connection with the transaction (when they become available) free of charge at the SEC’s website at www.sec.gov or at www.imperva.com/company/SECFilings.

Participants in the Solicitation

Under SEC rules, Imperva’s directors, executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies of Imperva stockholders in connection with the proposed transaction. Information about Imperva’s directors and executive officers and their ownership of Imperva common stock is set forth in Imperva’s proxy statement filed with the SEC on March 12, 2018. The proxy statement is available free of charge at the SEC’s website at www.sec.gov or at www.imperva.com/company/SECFilings. Information concerning the interests of Imperva’s participants in the solicitation, which may, in some cases, be different than those of Imperva’s stockholders generally, will be set forth in the proxy statement relating to the transaction when it becomes available.

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Investor Relations Contact Information

Sunil Shah

650.832.6852

IR@imperva.com

Sunil.Shah@imperva.com